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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


         SOFTECH ANNOUNCES SECOND QUARTER FINANCIAL RESULTS FOR FY 2006

   REPORTS REVENUE INCREASE OF 5.3%; CONTINUED PROFITABILITY BASED ON NON-GAAP
             FINANCIAL MEASURE; NEW SALES AND MARKETING INITIATIVES

TEWKSBURY, Mass. - January 17, 2006 - SofTech, Inc. (OTCBB:SOFT), a proven provider of product lifecycle management (PLM) solutions, today announced Q2 fiscal 2006 results. Revenue for Q2 FY 2006 was $3.4 million as compared to $3.2 million for the same period in fiscal 2005. The net loss for the current quarter was ($102,000) or ($.01) per share as compared to ($90,000) or ($.01) per share for the same period in the prior fiscal year. The current quarter revenue increased by 10.5% and the net loss was reduced by about 69% from the immediately preceding quarter.

Revenue for the six months ended November 30, 2005 was about $6.5 million as compared to about $6.0 million for the same period in the prior fiscal year. The net loss for the six months ended November 30, 2005 was ($436,000) or ($.04) per share as compared to a net loss of ($549,000) or ($.04) per share for the same period in the prior fiscal year.

The net loss adjusted for non-cash expenses related to amortization of intangible assets resulting from acquisitions, a non-GAAP financial measure, was $451,000 for the current quarter as compared to $520,000 for the same period in the prior fiscal year and $276,000 for the immediately preceding quarter. This same non-GAAP financial measure for the six months ended November 30, 2005 was $728,000 as compared to $672,000 for the same period in the prior year. A reconciliation is provided on the attached Financial Summary.

The Company's revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002. As a result, management believes the Company's financial profile is very unique, at least in the industry in which it operates. Approximately 76% of its assets are composed of intangible assets related to these acquisitions. The amortization of these intangible assets was approximately 18% of its total expenses and 17% of its revenue. Further, the periods over which these intangible costs are expensed are highly judgmental.

It is management's opinion that comparing results of operations from period to period and to other companies in our industry absent these non-cash expenses related to acquisitions is a more meaningful measure of our performance given the Company's unique financial profile detailed above. It is also management's belief that this non-

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GAAP measure of performance is one of the most critical measures of Company valuation for investors. Lastly, this measure of performance has been, and is expected to continue to be, a significant component of the incentive compensation plan for the Company's President.

"Q2 was very strong putting us well ahead of our revenue and profitability plan for the fiscal year", said Joe Mullaney, SofTech's President. "Product revenue was especially strong increasing by almost 28% as compared to the same period in fiscal 2005. Revenue for all geographies improved as compared to the prior year by between 5% and 12%."

"Based on the strength of the revenue growth and the improvement in our identified opportunities we have increased our spending on sales and marketing efforts and have added product development resources over the last six months. We have broadened our market coverage by adding sales representatives and sales support personnel in key markets in North America and we have signed reseller agreements in new markets in Europe. Our just completed PLM Web Seminar Series with John Stark Associates was a tremendous success and we expect to continue to aggressively pursue these types of market outreach initiatives."

"The Company's ProductCenter PLM technology offers its users an affordable, easy to use/install, data management and collaboration technology for managing the lifecycle of its products. This technology is especially applicable to environments in which several different proprietary CAD technologies are in use. It is our belief that mid-sized manufacturing companies, especially those using proprietary CAD tools such as SolidWorks, AutoCAD, Mechanical Desktop and Inventor, are beginning to realize the importance of controlling, managing and sharing product information throughout their extended enterprise. We believe this segment of the PLM market will grow at a faster rate than the overall PLM market over the next several years," Mullaney added.

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ABOUT SOFTECH
SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management
(PLM) solutions with its flagship ProductCenter(TM) PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA(TM) and Prospector(TM).

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Tewksbury, Massachusetts, SofTech (www.softech.com) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements made above with respect to SofTech's outlook for fiscal 2006 and beyond represent "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, general business and economic conditions, generating sufficient cash flow from operations to fund working capital needs, potential obsolescence of the Company's technologies, maintaining existing relationships with the Company's lenders, successful introduction and market acceptance of planned new products and the ability of the Company to attract and retain qualified personnel both in our existing markets and in new territories.


Contact:  Joseph P. Mullaney
          President and COO
          (781) 890-8373

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SOFTECH, INC.
FINANCIAL SUMMARY
(in thousands, except per share data)

STATEMENTS OF OPERATIONS:

                                          FOR THE THREE MONTH PERIODS ENDED
------------------------------------ --------------------- ---------------------
                                          NOVEMBER 30,          NOVEMBER 30,
                                             2005                  2004
                                             ----                  ----
------------------------------------ --------------------- ---------------------
Revenue                                    $  3,391              $  3,221
------------------------------------ --------------------- ---------------------
Income from operations                          184                   126
------------------------------------ --------------------- ---------------------
Net loss                                       (102)                  (90)
------------------------------------ --------------------- ---------------------
Loss per share                                 (.01)                 (.01)
------------------------------------ --------------------- ---------------------


                                           FOR THE SIX MONTH PERIODS ENDED
------------------------------------ --------------------- ---------------------
                                          NOVEMBER 30,          NOVEMBER 30,
                                             2005                  2004
                                             ----                  ----
------------------------------------ --------------------- ---------------------
Revenue                                    $  6,459              $  5,998
------------------------------------ --------------------- ---------------------
Loss from operations                             93                   (83)
------------------------------------ --------------------- ---------------------
Net loss                                       (436)                 (549)
------------------------------------ --------------------- ---------------------
Loss per share                                 (.04)                 (.04)
------------------------------------ --------------------- ---------------------

RECONCILIATION OF NET LOSS TO PRO FORMA NET INCOME:

The net loss calculated in accordance with GAAP is adjusted below by non-cash expenses related to amortization of intangible assets resulting from acquisitions. It is management's view that this non-GAAP financial measure of cash flow provides important information in understanding the Company's financial performance.


                                           FOR THE THREE MONTH PERIODS ENDED
------------------------------------ --------------------- ---------------------
                                          NOVEMBER 30,          NOVEMBER 30,
                                             2005                  2004
                                             ----                  ----
------------------------------------ --------------------- ---------------------
Net loss                                   $   (102)             $    (90)
------------------------------------ --------------------- ---------------------
Plus: Non-cash amortization                     553                   610
                                                ---                   ---
------------------------------------ --------------------- ---------------------
Pro Forma net income                            451                   520
------------------------------------ --------------------- ---------------------


                                          FOR THE SIX MONTH PERIODS ENDED
------------------------------------ --------------------- ---------------------
                                          NOVEMBER 30,          NOVEMBER 30,
                                             2005                  2004
                                             ----                  ----
------------------------------------ --------------------- ---------------------
Net loss                                   $   (436)             $   (549)
------------------------------------ --------------------- ---------------------
Plus: Non-cash amortization                   1,164                 1,221
                                              -----                 -----
------------------------------------ --------------------- ---------------------
Pro Forma net income                            728                   672
------------------------------------ --------------------- ---------------------